                                                                    EXHIBIT 99.1

                       Banc One Credit Card Master Trust
                      Excess Spread Analysis - July 2001


----------------------------------------------------------
Series                                             1996-A
Deal Size                                         $500 MM
Expected Maturity                                 5/15/03
----------------------------------------------------------

Yield                                               21.50%
Less Coupon                                          4.06%
           Servicing Fee                             1.50%
           Net Credit Losses                         8.64%
Excess Spread:
           July-01                                   7.30%
           June-01                                   8.06%
           May-01                                    6.85%
Three Month Average Excess Spread                    7.40%

Delinquency:
           30 to 59 Days                             1.78%
           60 to 89 Days                             1.22%

           90+ Days                                  2.21%
           Total                                     5.21%

Payment Rate                                        13.32%
----------------------------------------------------------